Exhibit 2.1

EXECUTION VERSION

MEMBERSHIP INTEREST PURCHASE AGREEMENT

by and among

The Standard Register Company,

WorkflowOne LLC,

and

Workflow Holdings, LLC

Dated August 1, 2013

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

2

Section 1.1

Certain Defined Terms

2

Section 1.2

Table of Definitions

7

ARTICLE II PURCHASE AND SALE

8

Section 2.1

Purchase and Sale of the Interests

8

Section 2.2

Closing

8

Section 2.3

Purchase Price Allocation

9

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY  9

Section 3.1

Organization and Qualification

10

Section 3.2

Authority and Power

10

Section 3.3

No Conflict; Required Filings and Consents

11

Section 3.4

Interests

12

Section 3.5

Capitalization

12

Section 3.6

Equity Interests

13

Section 3.7

Financial Statements

13

Section 3.8

Absence of Undisclosed Liabilities; Indebtedness

14

Section 3.9

Absence of Certain Changes or Events

14

Section 3.10

Compliance with Law; Permits

15

Section 3.11

Litigation

16

Section 3.12

Employee Benefit Plans

16

Section 3.13

Labor and Employment Matters

19

Section 3.14

Title to, Sufficiency and Condition of Assets

20

Section 3.15

Real Property

20

Section 3.16

Intellectual Property

21

Section 3.17

Taxes

23

Section 3.18

Environmental Matters

24

Section 3.19

Company Material Contracts

26

Section 3.20

Affiliate Interests and Transactions

29

Section 3.21

Insurance

30

Section 3.22

Certain Payments

30

Section 3.23

Material Suppliers and Customers

31

Section 3.24

Inventory

31

Section 3.25

Accounts Receivable

31

Section 3.26

Accounts Payable

31

Section 3.27

Brokers

31

Section 3.28

Exclusivity of Representations

32

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER

32

Section 4.1

Organization and Qualification

32

Section 4.2

Authority and Power

33

ii

Section 4.3

No Conflict; Required Filings and Consents

33

Section 4.4

Litigation

34

Section 4.5

Brokers

34

Section 4.6

No Other Seller or Company Representations or Warranties

34

Section 4.7

Exclusivity of Representations

35

ARTICLE V COVENANTS

35

Section 5.1

Covenants Regarding Information

35

Section 5.2

Further Assurances

36

Section 5.3

Confidentiality

36

Section 5.4

Public Announcements

37

Section 5.5

Directors’ and Officers’ Indemnification

37

Section 5.6

Company Names and Marks

38

ARTICLE VI TAX MATTERS

39

Section 6.1

Tax Returns

39

Section 6.2

Tax Indemnity

40

Section 6.3

Tax Allocation

41

Section 6.4

Tax Cooperation

41

Section 6.5

Tax Claims

42

Section 6.6

Article VI Survival

43

ARTICLE VII CLOSING DELIVERABLES

44

Section 7.1

Closing Deliverable of Buyer

44

Section 7.2

Closing Deliverables of Seller

44

ARTICLE VIII GENERAL PROVISIONS

45

Section 8.1

Amendment and Modification

45

Section 8.2

Waiver

45

Section 8.3

Notices

45

Section 8.4

Interpretation

46

Section 8.5

Entire Agreement

47

Section 8.6

No Third-Party Beneficiaries

47

Section 8.7

Governing Law

47

Section 8.8

Jurisdiction; WAIVER OF JURY TRIAL

47

Section 8.9

Assignment; Successors

48

Section 8.10

Specific Performance

48

Section 8.11

Severability

49

Section 8.12

Counterparts

49

iii

MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of August 1, 2013 (this “Agreement”), by and among The Standard Register Company, an Ohio corporation (“Buyer”), WorkflowOne LLC, a Delaware limited liability company (the “Company”) and Workflow Holdings, LLC, a Delaware limited liability company (“Seller”).

WHEREAS, Seller owns 100% of the issued and outstanding membership interests (the “Interests”) of the Company and Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Interests;

WHEREAS, the Company is party to (i) the First Lien Credit Agreement, dated as of March 2, 2011 (the “First Lien Credit Agreement”), by and among the Company, the lenders named therein (the “First Lien Lenders”) and The Bank of New York Mellon, as agent (the “First Lien Agent”) and (ii) the Second Lien Credit Agreement, dated as of March 2, 2011 (the “Second Lien Credit Agreement”), by and among the Company, the lenders named therein (the “Second Lien Lenders” and together with the First Lien Lenders the “Lenders”) and Silver Point Finance, LLC, as agent (the “Second Lien Agent”);

WHEREAS, prior to the Closing, the Company and the Second Lien Lenders agreed to write-down a portion of the  outstanding principal and interest on the Second Lien Credit Agreement (the “Write-Down”);

WHEREAS, immediately following the Closing, Buyer, the Company, the First Lien Lenders, the Second Lien Lenders, Silver Point Capital, LP, as representative to the Lenders and the Second Lien Agent to the Lenders have entered into an Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”), pursuant to which Buyer will issue to the Second Lien Lenders Warrants of the Buyer in repayment of a portion of the debt held by the Second Lien Lenders;

WHEREAS, (i) the Board of Directors of Buyer has approved this Agreement, the Ancillary Agreements to which Buyer is a party and the transactions contemplated hereby and thereby and determined that this Agreement, such Ancillary Agreements and the transactions contemplated hereby and thereby are advisable and in the best interest of Buyer and its shareholders, (ii) Buyer has approved this Agreement, the Ancillary Agreements to which Buyer is a party and the transactions contemplated hereby and thereby, and (iii) the Board of Managers of Seller has approved this Agreement, the Ancillary Agreements to which Seller is a party and the transactions contemplated hereby and thereby and determined that this Agreement, such Ancillary Agreements and the transactions contemplated hereby and thereby are advisable and in the best interest of Seller and its stakeholders.

In consideration of the foregoing and the mutual covenants and agreements set forth in this Agreement, and intending to be legally bound, Buyer, Seller and the Company agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1

Certain Defined Terms.   For purposes of this Agreement:

“Action” means any claim, action, suit, inquiry, proceeding, audit or investigation by or before any Governmental Authority, or any other arbitration, mediation or similar proceeding.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Ancillary Agreements” means all other agreements, documents and instruments required to be delivered by any party pursuant to this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

“Buyer Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, would reasonably be expected to materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

“Buyer Shareholder Approval” has the meaning ascribed to the defined term “Company Shareholder Approval” in the Amendment and Restatement Agreement.

“Closing Cash” means the aggregate amount of cash on hand of the Company and its Subsidiaries in bank or similar accounts that is readily available for use by the Company and its Subsidiaries as of the Closing Date, excluding (i) any “restricted cash” under GAAP and (ii) any outstanding checks, undeposited checks, checks deposited but not yet cleared, cash in transit and other lockbox items that have been deposited but not yet cleared.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, (i) is or would reasonably be expected to be materially adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) materially impairs the ability of the Company to consummate, or prevents or materially delays, any of the other transactions contemplated by this Agreement or the Ancillary Agreements or would reasonably be expected to do so; provided, however, that in the case of clause (i) only, “Company Material Adverse Effect” shall not include any event, change, circumstance, occurrence, effect or state of facts to the extent resulting from (A) changes or conditions generally affecting the businesses or industries in which the Company or its Subsidiaries is primarily engaged, the economy or the financial or securities markets, including effects on such businesses, industries, economy or markets resulting from any regulatory and political conditions or developments in general, (B) natural disasters, calamities, national or international political or social conditions, including the outbreak or escalation of war or acts of terrorism, (C) any adoption, implementation, promulgation, proposal or repeal of, or change in Law or GAAP or any interpretation of Law or GAAP or (D) the failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions with respect to revenues, earnings or other financial or operating metrics for any period (provided, that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); except, with respect to clauses (A), (B) and (C), only to the extent that such event, change, circumstance, occurrence, effect or state of facts has had a disproportionately adverse effect to the Company and its Subsidiaries, taken as a whole as compared to other Persons operating in the industries in which the Company and its Subsidiaries conduct their businesses.

“Contract” means any legally enforceable contract, agreement, arrangement or understanding, whether written or oral and whether express or implied.

“control”, including the terms “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by Contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Encumbrance” means any charge, claim, limitation, condition, equitable interest, mortgage, lien, option, pledge, security interest, easement, encroachment, right of first refusal, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“ERISA Affiliate” means any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries and that, together with the Company or any of its Subsidiaries, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Amount” means $5,000,000.

“GAAP” means United States generally accepted accounting principles and practices as in effect on the date of this Agreement.

“Governmental Authority” means any United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, legislative, executive, regulatory or administrative authority, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury).

“Immediate Family” means, with respect to any specified Person, any other Person who is an “immediate family member” of such first Person as defined in the general commentary to Section 303A.02(b) of the Listed Company Manual of the New York Stock Exchange.

“Indebtedness” means, with respect to any Person, without duplication: (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) outstanding indebtedness of such Person for borrowed money and (B) outstanding indebtedness evidenced by notes, debentures, bonds, letters of credit or other similar instruments for the payment of which such Person is responsible or liable; (ii) all outstanding obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business (other than the current liability portion of any indebtedness for borrowed money)); (iii) all amounts required to be capitalized under GAAP as liabilities of such Person as lessee under capitalized leases; (iv) all outstanding obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, whether contingent or matured; (v) all outstanding obligations of such Person under interest rate or currency swap or other hedging transactions or agreements (valued at the termination value thereof); (vi) all outstanding obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vii) all outstanding obligations of the type referred to in clauses (i) through (vi) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance on any property or asset of such Person (whether or not such obligation is assumed by such Person); provided, that “Indebtedness’ shall not include (A) Indebtedness owing from any such Person to any of its Subsidiaries or from any Subsidiary of any such Person to any such Person and (B) endorsements of negotiated instruments  for collection in the ordinary course of business.

“Intellectual Property” means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the Laws of the United States or any other jurisdiction: (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights, and applications (including intent to use applications and similar reservations of marks and all goodwill associated therewith) to register any of the foregoing (collectively, “Marks”); (ii) patents and patent applications (collectively, “Patents”); (iii) copyrights (registered and unregistered) and applications for registration (collectively, “Copyrights”); (iv) trade secrets, know-how, inventions, methods, processes and processing instructions, technical data, specifications, research and development information, technology including rights and licenses, product roadmaps, customer lists and any other information, in each case to the extent any of the foregoing derives economic value (actual or potential) from not being generally known to other persons who can obtain economic value from its disclosure or use, excluding any Copyrights or Patents that may cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) moral rights, publicity rights, data base rights and any other proprietary or intellectual property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights or Trade Secrets.

“Knowledge” means, for an individual, with respect to any fact or matter in question, the actual knowledge of such fact or matter and such knowledge of such fact or matter following reasonable inquiry by such Person. Seller shall be deemed to have knowledge of a particular fact or other matter if Benjamin T. Cutting, Thomas J. Koenig or Timothy A. Tatman has knowledge of such particular fact or other subject matter. Buyer shall be deemed to have knowledge of a particular fact or other matter if Bob Ginnan, Joe Morgan, Gerry Sowar or Jim Vaughn has knowledge of such particular fact or other subject matter. The Company shall be deemed to have knowledge of a particular fact or other matter if Benjamin T. Cutting, Thomas J. Koenig or Timothy A. Tatman has knowledge of such particular fact or other subject matter.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means all real property and interests in real property leased, subleased or licensed to the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries otherwise has a right or option to use or occupy, in each case as tenant, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“NYSE” means the New York Stock Exchange.

“Owned Real Property” means all real property and interests in real property owned by the Company or any of its Subsidiaries, together with all structures, facilities, fixtures, systems, improvements and items of property previously or hereafter located thereon, or attached or appurtenant thereto, and all easements, rights and appurtenances relating to the foregoing.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

“Related Party”, with respect to any specified Person, means: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member of a Person described in clause (ii); or (iv) any other Person that holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person.

“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, attorneys, advisors, bankers and other representatives of such Person.

“Seller Material Adverse Effect” means any event, change, circumstance, occurrence, effect or state of facts that, individually or in the aggregate, would reasonably be expected to materially impair the ability of Seller to consummate the transactions contemplated by this Agreement.

“Seller Representative” means, for purposes of Section 6.4, Silver Point Capital, L.P.

“Straddle Period” means a taxable period of the Company or any of its Subsidiaries that begins on or before and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person controlled by such first Person, directly or indirectly, through one or more intermediaries.

“Taxes” means: (i) all federal, state, local and foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, registration, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes (including any amounts resulting from the failure to file any Tax Return), together with any interest and any penalties, additions to tax or additional amounts with respect thereto; (ii) any liability for payment of amounts described in clause (i) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law; and (iii) any liability for the payment of amounts described in clause (i) or (ii) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

“Tax Return” means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendment or supplements of any of the foregoing.

“Transaction Expenses” means the aggregate amount of any and all fees and expenses incurred by or on behalf of, or paid or to be paid directly by, the Company or any of its Subsidiaries or any Person that the Company pays or reimburses or is otherwise legally obligated to pay or reimburse (including any such fees and expenses incurred by or on behalf of Seller) in connection with the process of selling the Company or the negotiation, preparation or execution of this Agreement or the Ancillary Agreements or the performance or consummation of the transactions contemplated hereby or thereby, including (i) all fees and expenses of counsel, advisors, consultants, investment bankers, accountants, auditors and any other experts in connection with the transactions contemplated hereby (which for the avoidance of doubt will not include the payment by Seller of amounts owed pursuant to the insurance policy obtained by Buyer on the Closing Date with respect to breaches of the representations and warranties of Seller and the Company set forth in Article III); (ii) any fees or expenses associated with obtaining the release and termination of any Encumbrances in connection with the transactions contemplated hereby; (iii) any bonus or termination pay or similar payments (but not including any severance payments), including all amounts payable pursuant to the transaction bonus agreements set forth on Schedule 3.27 of the Seller Disclosure Schedules, to the extent contractually triggered by the transactions contemplated hereby or a change of control of the Company, and unpaid as of the Closing; and (iv) all brokers’, finders’ or similar fees in connection with the transactions contemplated hereby (which for the avoidance of doubt will not include the payment by Seller of amounts owed pursuant to the insurance policy obtained by Buyer on the Closing Date with respect to breaches of the representations and warranties of Seller and the Company set forth in Article III).

Section 1.2

Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Definition

Location

Agreement

Preamble

Amendment and Restatement Agreement

Recitals

Asset Acquisition Statement

2.3

Buyer

Preamble

Buyer Disclosure Schedules

Article IV

Buyer SEC Documents

Article IV

CERCLA

3.18(h)(iii)

Closing

2.2

Closing Date

2.2

Company

Preamble

Company Certificate of Formation

3.1(b)

Company LLC Agreement

3.1(b)

Company Material Contracts

3.19(a)

Company Registered IP

3.16(e)

Confidential Information

5.3(a)

Controls

3.7(b)

Copyrights

1.1

Environmental Laws

3.18(h)(i)

Environmental Permits

3.18(h)(ii)

ERISA

3.12(a)(i)

Exchange Act

3.3(b)

Financial Statements

3.7(a)

First Lien Agent

Recitals

First Lien Credit Agreement

Recitals

First Lien Lenders

Recitals

Hazardous Substances

3.18(h)(iii)

Indemnified Party

5.5(a)

Intercompany Arrangements

3.20(b)

Interests

Recitals

Interim Financial Statements

3.7(a)

IRS

3.12(b)

Lenders

Recitals

Major Customer

3.23

Major Supplier

3.23

Marks

1.1

Multiemployer Plan

3.12(c)

Multiple Employer Plan

3.12(c)

Patents

1.1

Permits

3.10(b)

Permitted Encumbrances

3.14(a)

Plans

3.12(a)(ii)

Post-Closing Tax Period

Section 6.3

Pre-Closing Tax Period

Section 6.3

Purchase Price

2.1

Release

3.18(g)(iv)

Second Lien Agent

Recitals

Second Lien Credit Agreement

Recitals

Second Lien Lenders

Recitals

Securities Act

3.3(b)

Seller

Preamble

Seller Disclosure Schedules

Article III

Trade Secrets

1.1

ARTICLE II
PURCHASE AND SALE

Section 2.1

Purchase and Sale of the Interests. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Buyer, free and clear of all Encumbrances, and Buyer shall purchase from Seller, the Interests. The aggregate purchase price shall be $1.00 (the “Purchase Price”).

Section 2.2

Closing. The closing of the sale and purchase of the Interests (the “Closing”) shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, NY 10166-0193, at 8:00 a.m., New York City time concurrently with the execution and delivery of this Agreement (the “Closing Date”).

Section 2.3

Purchase Price Allocation. The sale and purchase of the Interests shall be treated for income Tax purposes as the sale and purchase of the assets of the Company and no party hereto or any Affiliate thereof shall take any position inconsistent with such treatment. Seller and Buyer agree that the Purchase Price (and any assumed liabilities as determined for Tax purposes, including any liabilities for the Indebtedness treated as assumed by Buyer for tax purposes under the First Lien Credit Agreement and the Second Lien Credit Agreement will be allocated among the assets of the Company for all income Tax purposes in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder. No later than 90 days after the Closing Date, Buyer shall prepare and deliver to Seller for Seller’s review, a copy of the Form 8594 and any required exhibits thereto (the “Asset Acquisition Statement”) allocating the Purchase Price (and any assumed liabilities as determined for income Tax purposes) among the Company’s assets and shall prepare and deliver to Seller, from time to time, for Seller’s review, revised copes of the Asset Acquisition Statement so as to reflect any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any). Within 30 days of delivery of the Asset Acquisition Statement, as the case may be, Seller shall review such statements; and if Seller agrees on the allocation of the Purchase Price (and any assumed liabilities as determined for income Tax purposes) (which shall be evidenced by an Asset Acquisition Statement signed by each of Buyer and Seller), Buyer, Seller and their respective Affiliates shall file all Tax Returns and information reports in a manner consistent with such agreed allocation and shall take no position inconsistent therewith. In the event that Buyer and Seller are unable to agree on such allocation within 30 days after the delivery of the Asset Acquisition Statement, the parties shall negotiate in good faith to reach agreement. In the event that the parties cannot agree on the allocation as set forth in such Asset Acquisition Statement, then none of Buyer or Seller or any of their Affiliates shall be required pursuant hereto to file any Tax Returns or otherwise take any position consistent with such allocation. In the event that Buyer or Seller is unable to agree on the allocation of the final purchase price, then each party will in any event file a Form 8594.  For purposes of the preceding, the parties intend that the issue price of the Second Lien Credit Agreement shall be equal to the face amount of the Second Lien Credit Agreement after the Write-Down; provided, for the avoidance of doubt, that the assumed liabilities for tax purposes with respect to the Indebtedness will generally be taken into account as the amount of the adjusted issue price of such liabilities and shall not take into account accrued interest that has not been deducted).

ARTICLE III
REPRESENTATIONS AND WARRANTIES
OF SELLER AND THE COMPANY

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules delivered to Buyer on the date of this Agreement (collectively, the “Seller Disclosure Schedules”) (each of which shall qualify the specifically identified sections or subsections hereof to which such Seller Disclosure Schedules relate or any other section or subsection hereof to which it is reasonably apparent on its face that such Seller Disclosure Schedules relate), Seller and the Company hereby represent and warrant to Buyer as follows:

3.1

Organization and Qualification.

(a)

Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware in all material respects and has the full limited liability company power to own, lease and operate its properties and to carry on its business as it is now being conducted in all material respects. Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization; (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except in the case of clauses (ii) and (iii), where the failure to have such corporate power or similar power (as applicable), be so qualified or licensed or in good standing, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b)

Seller previously delivered to Buyer true and correct copies of Seller’s limited liability company agreement and certificate of formation, the Company’s limited liability company agreement (the “Company LLC Agreement”) and certificate of formation (the “Company Certificate of Formation”) and the certificate of incorporation and bylaws (or comparable organizational documents) of each of its Subsidiaries, in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Except as would not have an adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, Seller is not in violation of any provision of its limited liability company operating agreement or certificate of formation. The Company is not in material violation of any provision of the Company LLC Agreement or the Company Certificate of Formation and no Subsidiary of the Company is in violation of any material provision of its certificate of incorporation or bylaws (or comparable organizational documents).

Section 3.2

Authority and Power. Seller and the Company have all necessary limited liability company power and authority to execute, deliver and perform their respective obligations under this Agreement, and each of Seller, the Company and each of its Subsidiaries has all necessary limited liability company authority to execute, deliver and perform its obligations under each Ancillary Agreement to which such party will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller and the Company of this Agreement, and the execution, delivery and performance by Seller, the Company and each of its Subsidiaries of each of the Ancillary Agreements to which such party will be a party and the consummation by such party of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company or corporate action on the part of Seller, the Company and each of its Subsidiaries, as the case may be, and no other limited liability company or corporate proceedings on the part of Seller, the Company and the Company’s Subsidiaries are necessary to approve this Agreement, and no other limited liability company or corporate proceedings on the part of Seller, the Company or any of its Subsidiaries are necessary to approve each Ancillary Agreement to which such party will be a party, or to consummate the other transactions contemplated hereby or thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which Seller, the Company or any of its Subsidiaries will be a party, will have been, duly executed and delivered by Seller, the Company or any of its Subsidiaries, as the case may be, and, assuming the due authorization, execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which Seller, the Company or any of its Subsidiaries will be a party will constitute, the legal, valid and binding obligations of Seller, the Company or such Subsidiary, as the case may be, enforceable against Seller, the Company or such Subsidiary, as the case may be, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether considered in a proceeding in equity or in law).

Section 3.3

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by Seller and the Company of this Agreement, and the execution, delivery and performance by Seller, the Company or any of its Subsidiaries of each of the Ancillary Agreements to which such party will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate the certificate of incorporation or bylaws or equivalent organizational documents of Seller, the Company or any of its Subsidiaries; (ii) conflict with or violate any Law applicable to Seller, the Company or any of its Subsidiaries or by which any property or asset of Seller, the Company or any of its Subsidiaries is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of Seller, the Company or any of its Subsidiaries under, or result in the creation of any Encumbrance on any property, asset or right of Seller, the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract (including, for the avoidance of doubt, any Company Material Contract) to which Seller, the Company or any of its Subsidiaries is a party or by which Seller, the Company or any of its Subsidiaries or any of its properties, assets or rights are bound or affected, except (A) in the case of clause (ii), as has not had and would not reasonably be expected to have a Seller Material Adverse Effect or (B) in the case of clause (iii) as has not had and would not reasonably be expected to have a Seller Material Adverse Effect or as would not be material, individually or in the aggregate, to the Company or its Subsidiaries, taken as a whole.

(b)

None of Seller, the Company or any of its Subsidiaries is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which Seller, the Company or any of its Subsidiaries will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of Seller, the Company or any of its Subsidiaries except for: (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable state or federal securities, takeover and “blue sky” laws; (ii) any filings and approvals required under the rules and regulations of the NYSE; (iii) any notice, authorization, approval, orders, permit or consent, in each case, that is not material and (iv) the approvals set forth in Section 3.3 of the Seller Disclosure Schedules.

(c)

No “fair price,” “interested shareholder,” “business combination” or similar provision of any state takeover Law is applicable to the transactions contemplated by this Agreement or the Ancillary Agreements.

Section 3.4

Interests. Seller is the record and beneficial owner of the Interests and has good title to such Interests, free and clear of any Encumbrance other than Encumbrances created by Buyer or transfer restrictions imposed under applicable securities Laws. Seller has the right, authority and power to sell, assign and transfer the Interests to Buyer. Except for this Agreement, Seller (i) is not a party to and has not granted to any other Person, any options, warrants, subscription rights, rights of first refusal or any other rights providing for the acquisition or disposition of the Interests or any other equity interest in the Company or any of its Subsidiaries, and (ii) is not a party to any voting agreement, voting trust, proxy or other agreement or understanding with respect to the voting of any of the Interests other than as listed on Section 3.4 of the Seller Disclosure Schedules. Upon delivery to Buyer of the Interests at the Closing and Buyer’s delivery of the Purchase Price to Seller, Buyer shall acquire good, valid and marketable title to the Interests, free and clear of any Encumbrance other than Encumbrances created by Buyer or transfer restrictions imposed under applicable securities Laws.

Section 3.5

Capitalization. Section 3.5 of the Seller Disclosure Schedules sets forth all of the issued and outstanding Interests of the Company, and for each Subsidiary of the Company, the amount of its authorized capital stock or other equity or ownership interests, and for the Company and for each Subsidiary of the Company, the record and beneficial owners of its outstanding membership interests, capital stock or other equity or ownership interests. Except for the Interests and except as set forth in Section 3.5 of the Seller Disclosure Schedules, neither the Company nor any of its Subsidiaries has issued or agreed to issue any: (i) units, interests, shares of capital stock or other equity or ownership interest; (ii) option, warrant or interest convertible into or exchangeable or exercisable for the purchase of Interests of capital stock or other equity or ownership interests; (iii) stock appreciation right, phantom stock, interest in the ownership or earnings of the Company or any of its Subsidiaries or other equity equivalent or equity-based award or right; or (iv) bond, debenture or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. Each outstanding unit, interest, share of capital stock or other equity or ownership interest of the Company and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and in the case of its Subsidiaries, each such unit, interest, share or other equity or ownership interest is owned by the Company or its Subsidiaries, free and clear of any Encumbrance, other than Encumbrances created by Buyer, transfer restrictions imposed under applicable Laws or Permitted Encumbrances. Except for rights granted to Buyer under this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to issue, sell or transfer or repurchase, redeem or otherwise acquire, or that relate to the holding, voting or disposition of or that restrict the transfer of, the issued or unissued capital stock or other equity or ownership interests of the Company or any of its Subsidiaries. No Interests, units, capital stock or other equity or ownership interests of the Company or any of its Subsidiaries have been issued in violation of any rights, agreements, arrangements or commitments under any provision of applicable Law, the Company LLC Agreement, the Company Certificate of Formation, the organizational documents of any Subsidiaries of the Company or any Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Section 3.6

Equity Interests. Except for the Subsidiaries listed in Section 3.5 of the Seller Disclosure Schedules, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person.

Section 3.7

Financial Statements.

(a)

True and complete copies of the audited consolidated balance sheet of the Company and its Subsidiaries as of each of December 31, 2012 and December 31, 2011, and the related audited consolidated statements of operations and cash flows, together with all related notes, accompanied by the reports thereon of the Company’s independent auditors (collectively referred to as the “Financial Statements”) and the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2013 and June 30, 2013, and the related consolidated statements of operations and cash flows (collectively referred to as the “Interim Financial Statements”), are attached as Section 3.7(a) of the Seller Disclosure Schedules. Each of the Financial Statements and the Interim Financial Statements (i) have been prepared in accordance with the books and records of the Company and its Subsidiaries, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and (iii) fairly present, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Interim Financial Statements, to the absence of footnote disclosure and normal and recurring year-end adjustments that will not, individually or in the aggregate, be material.

(b)

The Company has in place systems and processes (including the maintenance of proper books and records), which are in all material respects sufficient to: (i) provide reasonable assurances regarding the reliability of the Financial Statements and the Interim Financial Statements; and (ii) in a timely manner accumulate and communicate to the Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Financial Statements and the Interim Financial Statements (such systems and processes are herein referred to as the “Controls”). Since March 2, 2011, there has been no written or, to the Knowledge of Seller or the Company, oral complaint, assertion, claim or allegation of any material weakness or significant deficiency regarding the Controls, the Financial Statements or the Interim Financial Statements from a reliable source outside of the Company and its Subsidiaries or an employee of the Company and its Subsidiaries to a manager, director or officer of the Company or any of its Subsidiaries.

(c)

The books of account and financial records of the Company and its Subsidiaries are true and correct in all material respects and have been prepared and are maintained in accordance with GAAP applied on a consistent basis.

Section 3.8

Absence of Undisclosed Liabilities; Indebtedness.

(a)

The Company and its Subsidiaries have no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise that are required by GAAP to be reflected in a consolidated balance sheet of the Company and its Subsidiaries or disclosed in the notes thereto, other than liabilities and obligations (i) that are adequately reflected or reserved against in the Financial Statements and the Interim Financial Statements, (ii) that have been incurred since December 31, 2012 in the ordinary course of business, or (iii) set forth on Section 3.8(a) of the Seller Disclosure Schedules.

(b)

Except as set forth in Section 3.8(b) of the Seller Disclosure Schedules, there is no Indebtedness of the Company or any Subsidiary of the Company other than Indebtedness that is, individually or in the aggregate, of a de minimis amount to the Company or its Subsidiaries, taken as a whole.

Section 3.9

Absence of Certain Changes or Events. Except as reflected on the Interim Financial Statements or in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, since January 1, 2013 to the date hereof (a) the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course consistent with past practice; and (b) there has not been any change, event or development or prospective change, event or development that has had or is reasonably likely to have a Company Material Adverse Effect. Without limiting the generality of the foregoing, except as reflected on the Interim Financial Statements or in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, since January 1, 2013 to the date hereof, neither the Company nor any of its Subsidiaries has:

(a)

suffered any loss, damage, destruction or other casualty affecting any of its material properties or assets, whether or not covered by insurance;

(b)

amended or otherwise changed, or authorized or proposed to amend or otherwise change, its certificate of incorporation or bylaws or equivalent organizational documents;

(c)

incurred any Indebtedness or issued any debt securities or assumed, guaranteed or endorsed, or otherwise become responsible for, the obligations of any

Person, or made any loans or advances, except in the ordinary course of business consistent with past practice;

(d)

 issued, sold, pledged, disposed of or otherwise subjected to any Encumbrance (A) any Interests or any other equity interests or capital stock of the Company or any of its Subsidiaries, or any options, profits interests, warrants, convertible securities or other rights of any kind to acquire any such Interests, or any other equity or ownership interest in the Company or any of its Subsidiaries or (B) any properties or assets of the Company or any of its Subsidiaries, other than sales or transfers of inventory in the ordinary course of business consistent with past practice;

(e)

declared, set aside, made or paid any non-cash dividend or other distribution on or with respect to any of its capital stock or other equity or ownership interest;

(f)

reclassified, combined, split, subdivided or redeemed, or purchased or otherwise acquired, directly or indirectly, any of its capital stock or other equity or ownership interest, or any options, warrants or rights to acquire any such equity or ownership interest, or made any other change with respect to its capital structure;

(g)

directly or indirectly acquired or agreed to acquire (A) by merging or consolidating with, purchasing a substantial equity interest in or a substantial portion of the assets of, making an investment in or loan or capital contribution to or in any other manner, any corporation, partnership, association or other business organization or division thereof or (B) any assets that are otherwise material to the Company and its Subsidiaries, other than inventory acquired and capital expenditures made in the ordinary course of business consistent with past practice;

(h)

adopted a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or otherwise altered the Company’s or any such Subsidiary’s corporate structure; or

(i)

authorized any of, or committed, resolved or agreed to take any of, the foregoing actions.

Section 3.10

Compliance with Law; Permits.

(a)

Since March 2, 2011, each of the Company and its Subsidiaries is and has been in compliance in all material respects with all Laws applicable to it. None of the Company, any of its Subsidiaries or any of its or their executive officers has received since March 2, 2011, nor, to the Knowledge of Seller and the Company, is there any basis for, any notice, order, complaint or other communication from any Governmental Authority or any other Person that the Company or any of its Subsidiaries is not in compliance in any material respect with any Law applicable to it.

(b)

Each of the Company and its Subsidiaries is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions,

exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of the Company and its Subsidiaries to own, lease and operate its properties and to carry on its business in all material respects as currently conducted (the “Permits”), and each of the Company and its Subsidiaries is and has been in compliance in all material respects with all such Permits. To the Knowledge of Seller or the Company, no suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries will continue to have the use and benefit of all Permits following consummation of the transactions contemplated hereby. No Permit is held in the name of Seller or any employee, officer, director, equityholder, agent or otherwise on behalf of the Company or any of its Subsidiaries.

Section 3.11

Litigation

. Except as set forth in Section 3.11 of the Seller Disclosure Schedules, there is no Action pending or, to the Knowledge of Seller or the Company, threatened against the Company or any of its Subsidiaries, or any material property or asset of the Company or any of its Subsidiaries, or any of the officers of the Company or any of its Subsidiaries in regards to their actions as such, nor is there any basis for any such Action. There is no Action pending or, to the Knowledge of Seller or the Company, threatened seeking to prevent, hinder, modify, delay or challenge the transactions contemplated by this Agreement or the Ancillary Agreements. There is no material outstanding order, writ, judgment, injunction, decree, determination or award of, or pending or, to the Knowledge of Seller or the Company, threatened investigation by, any Governmental Authority relating to the Company, any of its Subsidiaries, any of their respective properties or assets, any of their respective officers or directors, or the transactions contemplated by this Agreement or the Ancillary Agreements. There is no material Action by the Company or any of its Subsidiaries pending, or which Seller, the Company or any of its Subsidiaries has commenced preparations to initiate, against any other Person.

This Section 3.11 does not relate to any Actions with respect to Taxes, such Actions being the subject of Section 3.17.

Section 3.12

Employee Benefit Plans.

(a)

Section 3.12(a) of the Seller Disclosure Schedules sets forth a true and complete list of:

(i)

all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, profits units, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance contracts or agreements to which the Company or any of its Subsidiaries is a party, which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or could have any obligation; and

(ii)

all Contracts between the Company or any of its Subsidiaries and any employee, officer or director of the Company or any of its Subsidiaries providing for compensation to such employee, officer or director, including any Contracts relating in any way to a sale of the Company or any of its Subsidiaries (clauses (i) and (ii) collectively, the “Plans”).

(b)

Each Plan referred to in Section 3.12(a) is in writing. Seller has furnished to Buyer a true and complete copy of each such Plan and has delivered to Buyer a true and complete copy of each material document, if any, prepared in connection with each such Plan, including (i) a true and complete copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications thereto, (iii) the two most recently filed Internal Revenue Service (“IRS”) Form 5500s, (iv) the most recently received IRS determination or opinion letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan.

(c)

The Company has no direct or contingent liability with respect to any plan subject to Title IV of ERISA that has not been satisfied in full. None of the Plans is subject to Section 412 or 430 of the Code or is a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a single employer pension plan within the meaning of Section 4001(a)(15) of ERISA for which the Company or any of its Subsidiaries could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”). None of such Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries.

(d)

Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Each of the Company and its Subsidiaries has performed all material obligations required to be performed by it and is not  in any material respect in default under or in violation under any Plan, nor does Seller have any Knowledge of any such default or violation by any other party to any Plan. No Action is pending or, to the Knowledge of Seller or the Company, threatened with respect to any Plan, other than claims for benefits in the ordinary course, and no fact or event exists that would reasonably be expected to give rise to any such Action. Each of the Plans is maintained in the United States and is subject only to the Laws of the United States or a political subdivision thereof.

(e)

Each Plan that is intended to be qualified under Section 401(a) or Section 401(k) of the Code has received a timely favorable determination or opinion letter from the IRS covering all of the provisions applicable to such Plan for which determination letters are currently available that such Plan is so qualified. No fact or event has occurred that would reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust, in each case that could not be corrected without material liability.

(f)

There has not been any non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan. Neither the Company nor any of its Subsidiaries has incurred any liability under, arising out of or by operation of Title IV of ERISA that has not been satisfied in full, other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course, including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that would reasonably be expected to give rise to any such liability.

(g)

All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates.

(h)

There are no Actions or claims (other than routine claims for benefits) pending or, to the Knowledge of Seller or the Company, threatened with respect to any Plan or any related trust or other funding medium thereunder or with respect to the Company or any ERISA Affiliate as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

(i)

No Plan or any related trust or other funding medium thereunder or any fiduciary thereof is, to the Knowledge of Seller or the Company, the subject of an audit, investigation or examination by any Governmental Authority.

(j)

No “reportable event,” as such term is used in Section 4043 of ERISA, “accumulated funding deficiency,” as such term is used in Section 412 or 4971 of the Code or Section 302 of ERISA or application for or receipt of a waiver from the IRS of any minimum funding requirement under Section 412 of the Code has occurred with respect to any Plan in the past five years.

(k)

The Company and its ERISA Affiliates do not maintain any Plan that is a “group health plan,” as such term is defined in Section 5000(b)(1) of the Code, which has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA, Section 4980B(b) of the Code and the applicable provisions of the Health Insurance Portability and Accountability Act of 1986.

(l)

Each Plan that is subject to the requirements of Section 409A of the Code has complied in form and operation  with the requirements of Section 409A of the Code as in effect from time to time. The Company has no obligation to provide any “gross-up” of any tax, interest charge or other amount incurred by any individual pursuant to Section 409A or Section 4999 of the Code.

(m)

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either directly or in combination with any other event: (i) result in any payment (including severance, change in control or otherwise) becoming due under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of time of payment or vesting of any such benefits under any Plan, or (iv) limit the right to amend or terminate any Plan.

(n)

The Company is not obligated to make any payments, including under any Plan, that reasonably could be “excess parachute payments” under Section 280G of the Code directly or indirectly as a result of the consummation of the transactions contemplated by this Agreement.

Section 3.13

Labor and Employment Matters.

(a)

Neither the Company nor any of its Subsidiaries is a party to any labor or collective bargaining Contract that pertains to employees of the Company or any of its Subsidiaries. To the Knowledge of Seller and the Company, there are no, and, since March 2, 2011, there have been no, organizing activities or collective bargaining arrangements that could affect the Company or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of the Company or any of its Subsidiaries. There are no, and since March 2, 2011, there have been no, labor dispute, strike, controversy, slowdown, work stoppage or lockout pending or, to the Knowledge of Seller or the Company, threatened against or affecting the Company or any of its Subsidiaries.

(b)

Since March 2, 2011, the Company has complied in all material respects with all applicable Laws respecting employment, including discrimination or harassment in employment, terms and conditions of employment, termination of employment, wages, overtime classification, hours, occupational safety and health, employee whistle-blowing, immigration, employee privacy, employment practices and classification of employees, consultants and independent contractors. The Company has not engaged in any unfair labor practice, as defined in the National Labor Relations Act or other applicable Laws. No unfair labor practice or labor charge or complaint is pending or, to the Knowledge of Seller or the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental Authority nor has there been any such charge or complaint since March 2, 2011.

(c)

Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Since March 2, 2011, none of the Company, any of its Subsidiaries or any of its or their executive officers has received any notice of intent by any Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of Seller or the Company, no such investigation is in progress.

Section 3.14

Title to, Sufficiency and Condition of Assets.

(a)

The Company and its Subsidiaries have good and valid title to or a valid leasehold interest in all of their assets, including all of the assets reflected on the

Financial Statements or acquired in the ordinary course of business since December 31, 2012, except those sold or otherwise disposed of for fair value since December 31, 2012, in the ordinary course of business consistent with past practice. The assets owned or leased by the Company and its Subsidiaries constitute all of the assets necessary for the Company and its Subsidiaries to carry on their respective businesses as currently conducted in all material respects. None of the assets used by the Company or its Subsidiaries to carry on their respective business as currently conducted are owned or leased by Seller. None of the assets owned or leased by the Company or any of its Subsidiaries is subject to any Encumbrance, other than (i) liens for Taxes not yet past due or delinquent or the validity of which are being contested in good faith by appropriate proceedings and, in either case, for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens arising in the ordinary course of business of the Company or such Subsidiary consistent with past practice relating to obligations as to which there is no default on the part of the Company or any of its Subsidiaries, (iii) Encumbrances that are not material, and (iv) Encumbrances set forth on Section 3.14(a) of the Seller Disclosure Schedules (collectively, “Permitted Encumbrances”).

(b)

All tangible assets owned or leased by the Company or its Subsidiaries have been maintained in all material respects in accordance with generally accepted industry practice, are in all material respects in good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put.

This Section 3.14 does not relate to real property or interests in real property, such items being the subject of Section 3.15, or to Intellectual Property, such items being the subject of Section 3.16.

Section 3.15

Real Property.

(a)

Section 3.15 of the Seller Disclosure Schedules sets forth a true and complete list in all material respects of all Owned Real Property and all Leased Real Property, including, (i) with respect to all Owned Real Property, the street address and the current record owner of each parcel of Owned Real Property, and (ii) with respect to all Leased Real Property, the street address and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property. None of the Company or any of its Subsidiaries has owned any other real property or any interest therein since March 2, 2011. Copies of all leases and licenses that are true and complete in all material respects, including all material amendments and assignments thereto and all guaranties thereof, relating to all Leased Real Property, have been provided to Buyer. Each of the Company and its Subsidiaries has (i) good and marketable title in fee simple to all Owned Real Property and (ii) a valid, binding and enforceable leasehold estate in all Leased Real Property, in each case, free and clear of all Encumbrances except Permitted Encumbrances. No parcel of Owned Real Property or Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of Seller or the Company, has any such condemnation, expropriation or taking been proposed. All leases of Leased Real Property and all amendments and modifications thereto are in full force and effect in all material respects, and there exists no material default under any such lease by the Company, any of its Subsidiaries or any other party thereto, nor any event which, with notice or lapse of time or both, would constitute a material default thereunder by the Company, any of its Subsidiaries or any other party thereto. All leases of Leased Real Property shall remain valid and binding in all material respects in accordance with their terms following the Closing.

(b)

There are no contractual or legal restrictions that preclude or restrict the ability to use any Owned Real Property or Leased Real Property by the Company or any of its Subsidiaries for the current or contemplated use of such Owned Real Property or Leased Real Property. There are no material adverse physical conditions and, to the Knowledge of Seller or the Company, there are no material latent defects affecting any Owned Real Property or any Leased Real Property. Each of the Company and its Subsidiaries has title to, or a leasehold interest in, as applicable, all material personal property used in their respective businesses. All plants, warehouses, distribution centers, structures and other buildings on the Owned Real Property and the Leased Real Property are adequately maintained and are in good operating condition and repair, ordinary wear and tear excepted, for the requirements of the business of the Company and its Subsidiaries as currently conducted.

(c)

Since March 2, 2011, none of the Company or any of its Subsidiaries has subleased, licensed or otherwise granted to any other Person the right to use or occupy the Owned Real Property or Leased Real Property or any portion thereof.

(d)

None of the Company or any of its Subsidiaries or, to the Knowledge of Seller or the Company, any other party to any lease or sublease applicable to the Leased Real Property, is in material breach or default under such lease or sublease, and, to the Knowledge of Seller or the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a material breach or default, or permit the termination, modification or acceleration of rent under such leases or subleases. The Owned Real Property and Leased Real Property comprise all of the real property necessary for the operation of the businesses of the Company and its Subsidiaries in all material respects as currently conducted.

Section 3.16

Intellectual Property.

(a)

Section 3.16 of the Seller Disclosure Schedules sets forth a true and complete in all material respects list of all registered Marks, Patents and registered Copyrights, including any pending applications to register any of the foregoing, owned (in whole or in part) by, or exclusively licensed to, the Company or any of its Subsidiaries, identifying for each whether it is owned by or exclusively licensed to the Company or the relevant Subsidiary.

(b)

Except as set forth in Section 3.16 of the Seller Disclosure Schedules, no Intellectual Property identified therein is involved in any opposition,

cancellation, interference, reissue, reexamination or similar proceeding, and, to the Knowledge of Seller or the Company, no such proceeding is or has been threatened with respect to any of such Intellectual Property.

(c)

The Company or one of its Subsidiaries exclusively owns, free and clear of any and all Encumbrances, all Intellectual Property identified in Section 3.16 of the Seller Disclosure Schedules as being owned by the Company or such Subsidiary and all other material Intellectual Property that is purportedly owned by the Company or the relevant Subsidiary, including all material Intellectual Property created by employees or contractors of the Company or any of its Subsidiaries within the scope of their employment or engagement. Neither the Company nor any of its Subsidiaries has received any notice or claim challenging the Company’s or such Subsidiary’s ownership of any Intellectual Property owned or purportedly owned (in whole or in part) by the Company or any of its Subsidiaries.

(d)

Each of the Company and its Subsidiaries has taken all reasonable steps in accordance with standard industry practices to protect its rights in its material Intellectual Property and to maintain the confidentiality of all Trade Secrets of the Company or any of its Subsidiaries.

(e)

All registered Marks, issued Patents and registered Copyrights identified in Section 3.16 of the Seller Disclosure Schedules (the “Company Registered IP”) are in good standing and, to the Knowledge of Seller or the Company, valid and enforceable, and neither the Company nor any of its Subsidiaries has received any notice or claim in writing challenging the validity or enforceability of any Company Registered IP or alleging any misuse of such Company Registered IP. All pending applications identified in Section 3.16 of the Seller Disclosure Schedules have been filed in compliance with the provisions of applicable Law.

(f)

The development, manufacture, sale, distribution or other commercial exploitation of products, and the provision of any services, by the Company or any of its Subsidiaries, and all of the other activities or operations of the Company or any of its Subsidiaries have not infringed upon, misappropriated, violated or diluted, and do not infringe upon, misappropriate, violate or dilute, in any material respect, any Intellectual Property (other than Patents) and, to the Knowledge of the Company, Patents of any third party. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any such infringement, misappropriation, violation, dilution or unauthorized use has occurred or may be occurring. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, no Intellectual Property owned by or licensed to the Company or any of its Subsidiaries is subject to any outstanding order, judgment, decree, or stipulation restricting the use or licensing thereof by the Company or its Subsidiaries. To the Knowledge of Seller or the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries in a material manner.

(g)

Except as set forth in Section 3.16 of the Seller Disclosure Schedule, neither the Company nor any of its Subsidiaries has granted any exclusive license with respect to, any material Intellectual Property. Except as set forth in Section 3.16 of the Seller Disclosure Schedule, upon the consummation of the Closing, Buyer shall succeed to all of the material Intellectual Property rights necessary for the conduct of the Company’s and its Subsidiaries’ businesses as they are currently conducted and all of such rights shall be exercisable by Buyer to the same extent as by the Company and its Subsidiaries prior to the Closing.

(h)

Except as set forth in Section 3.16 of the Seller Disclosure Schedule, the execution, delivery and performance by Seller and the Company of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, will not give rise to any right of any third party to terminate or re-price or otherwise modify any of the Company’s or any of its Subsidiaries’ rights or obligations under any agreement under which any right or license of or under any Intellectual Property is granted to or by the Company or any of its Subsidiaries.

(i)

The Company and each of its Subsidiaries (i) takes reasonable measures to ensure the confidentiality, privacy and security of customer, employee and other confidential information and (ii) complies with applicable data protection, privacy and similar Laws, directives and codes of practice in any jurisdiction relating to any data processed by the Company or any of its Subsidiaries in such jurisdiction.

(j)

Except as set forth in Section 3.16 of the Seller Disclosure Schedule, none of the Intellectual Property used in the business of the Company or any of its Subsidiaries as currently conducted is owned or controlled by Seller.

Section 3.17

Taxes.

(a)

The Seller is, and has been since formation, an entity treated as partnership (and not a publicly traded partnership) for U.S. federal and state income Tax purposes and has not engaged in any business or other activity other than ownership of the Interests and related activities.  The Company is, and has been since formation, an entity that is disregarded for U.S. federal and corresponding state income Tax purposes. Neither the Seller nor the Company has made any filing with any Governmental Authority, including filing a Form 8832 with the Internal Revenue Service, to be treated as an association taxable as a corporation for U.S. income Tax purposes.

(b)

The Seller, the Company and each of its Subsidiaries (i) have timely filed, or caused to be timely filed, taking into account any extensions, all material Tax Returns that were required to be filed by or with respect to any of them and (ii) have timely paid, or caused to be timely paid, all material amounts of Taxes owed by them or with respect to any of them (whether or not shown thereon as due and owing) to the proper Governmental Authority. All Tax Returns of the Company and its Subsidiaries or with respect to any of them are true, correct and complete in all material respects.

(c)

The Seller, the Company and each of its Subsidiaries (i) have timely withheld, deducted or collected all material Taxes that the Company and each of its Subsidiaries have been required to withhold, deduct or collect (including material employment-related Taxes) and (ii) to the extent required when due, have timely paid such Taxes to the proper Governmental Authority.

(d)

There are no material written claims by any Governmental Authority in a jurisdiction where the Seller, the Company and/or its Subsidiaries does not file Tax Returns that the Company or any Subsidiary may be subject to taxation by that jurisdiction.

(e)

There are (i) no material asserted or proposed deficiencies or assessments of Taxes from any Governmental Authority with respect to the Seller, the Company or any Subsidiary, (ii) no ongoing Actions concerning any material Tax liability of the Seller, the Company or its Subsidiaries and no such Action is threatened in writing and (iii) the Seller, the Company and/or its Subsidiaries have not granted any request, agreements, or consents to waive or extend the statutory period of limitations applicable to the assessment of Taxes.

(f)

There are no material Tax liens on the assets of the Seller, the Company or its Subsidiaries other than Permitted Encumbrances.

(g)

None of the Seller,  the Company or any Subsidiary (i) is a party to any agreement or arrangement providing for the allocation, indemnification or sharing of Taxes (including any advance pricing agreement or other similar agreement relating to Taxes with any Governmental Authority), (ii) is subject to any private letter ruling of the Internal Revenue Service or any comparable rulings of any other Governmental Authority, (iii) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return, (iv) has any liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any other comparable provision of state, local or non-U.S. Tax Law) as transferee or successor, by contract or otherwise, (v) is bound by, has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law or has any Knowledge that any Governmental Authority has proposed any such adjustment, or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods that relate to the Company or any of its Subsidiaries, or (vi) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of Law.

(h)

Seller is not a “foreign person” as defined in Section 1445 of the Code.

Section 3.18

Environmental Matters.

(a)

Each of the Company and its Subsidiaries is, and, to the Knowledge of Seller, since March 2, 2011, has been, in compliance with all applicable Environmental Laws, in each case, in all material respects.

(b)

None of the Company, any of its Subsidiaries or any of its or their executive officers has received any written notice, communication or complaint from a

Governmental Authority or other Person alleging that the Company or any of its Subsidiaries has any material liability under any Environmental Law or is not in material compliance with any Environmental Law.

(c)

Except as disclosed in Section 3.18(c) of the Seller Disclosure Schedules, to the Knowledge of Seller, no Hazardous Substances are present, and there is and has been no Release or threatened Release of Hazardous Substances or any cleanup or corrective action of any kind relating thereto, in each case, that are reasonably likely to form the basis of any material Action against the Company or any of its Subsidiaries or impose material liability or other material obligations on the Company or any of its Subsidiaries under any Environmental Laws, (i) on, at, about, in or from any property (including any buildings, structures, improvements, soils and surface, subsurface and groundwaters thereof) currently or, to the Knowledge of Seller or the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries or any respective predecessor in interest or (ii) at any location, to which the Company or any of its Subsidiaries has sent any Hazardous Substance.

(d)

There is no pending or, to the Knowledge of Seller or the Company, threatened material Action by any Governmental Authority or any other Person against the Company or any of its Subsidiaries relating to Hazardous Substances or otherwise pursuant to any Environmental Law.

(e)

Each of the Company and its Subsidiaries holds all Environmental Permits, is, and to the Knowledge of Seller, since March 2, 2011, has been, in material compliance therewith and has timely made all appropriate filings for issuance or renewal of such Environmental Permits. To the Knowledge of Seller, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) require pursuant to any applicable Environmental Law or Environmental Permit any material notice to or any material consent or approval of any Governmental Authority on or prior to the Closing Date or (ii) result in the modification or termination of any material Environmental Permit.  For the purposes of this paragraph, “Knowledge of Seller” shall only mean the actual knowledge of Benjamin T. Cutting, Thomas J. Koenig or Timothy A. Tatman without regard to any duty of inquiry.

(f)

Except as disclosed in Section 3.18(f) of the Seller Disclosure Schedules, to the Knowledge of Seller or the Company, there are no active or abandoned underground storage tanks at any property currently or, to the Knowledge of the Company, formerly owned, operated or leased by the Company, its Subsidiaries or any of their respective predecessors in interest, with respect to which the Company or any Subsidiary of the Company has material investigation, remediation, retrofit, upgrade or removal obligations pursuant to Environmental Law.

(g)

Seller, the Company and its Subsidiaries have provided or made available to Buyer all “Phase I,” “Phase II” or other environmental assessment or environmental compliance audit reports or other documents, in each case relating to material compliance with or any material liability under Environmental Laws that are in their possession and pertain to any and all locations ever owned, operated or leased by the

Company or any of its Subsidiaries or off-site locations, which the Company or any of its Subsidiaries are actually or allegedly liable, except for such assessments, reports or other documents that were generated prior to 2011.

(h)

Seller, the Company and Buyer agree that the only representations and warranties of Seller and the Company made herein with respect to any matters arising under any Environmental Laws are those contained in Sections 3.13(b) and 3.18 of this Agreement.

(i)

For purposes of this Agreement:

(i)

“Environmental Laws” means any Laws of any Governmental Authority relating to (A) Releases or threatened Releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) pollution or protection of the environment, occupational health and safety or natural resources.

(ii)

“Environmental Permits” means all Permits required under any Environmental Law.

(iii)

“Hazardous Substances” means: (A) those substances defined in or regulated under the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Toxic Substances Control Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act, the Occupational Safety and Health Act and their state counterparts, as each has been amended from time to time, and all regulations thereunder; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) lead, polychlorinated biphenyls, asbestos and radon; and (E) any substance, material or waste regulated as “hazardous,” “toxic,” “contaminant,” or “radioactive” or words of similar meaning or effect by any Governmental Authority pursuant to any Environmental Law.

(iv)

“Release” has the meaning set forth in Section 101(22) of CERCLA, but is not subject to the exceptions in Subsection (A) of 42 U.S.C. § 9601(22).

Section 3.19

Company Material Contracts.

(a)

Except as set forth in Section 3.19(a) of the Seller Disclosure Schedules, neither the Company nor any of its Subsidiaries is a party to or is bound by any Contract of the following nature (such Contracts as are required to be set forth in Section 3.19(a) of the Seller Disclosure Schedules being “Company Material Contracts”):

(i)

any broker, distributor, dealer, manufacturer’s representative, franchise, agency, continuing sales or purchase, sales promotion, market research, marketing, consulting or advertising Contract;

(ii)

any loan agreement, indenture, note, bond, debenture or any other Contract evidencing Indebtedness or a lien to any Person or any commitment to provide any of the foregoing, or any agreement of guaranty, indemnification or other similar commitment with respect to the liabilities of any other Person, except any such Contract with an aggregate outstanding principal amount not exceeding $250,000 individually or in the aggregate and that may be prepaid on not more than 30 days’ notice without the payment of any penalty;

(iii)

any Contract pursuant to which the Company or any of its Subsidiaries has provided funds to or made any loan, capital contribution or other investment in, or assumed any liability or obligation of, any Person, including take-or-pay Contracts or keepwell agreements;

(iv)

any Contract with any Governmental Authority;

(v)

(A) any Contract with any Related Party of Seller, the Company or any of the Company’s Subsidiaries, (B) any Contract from which any Related Party of Seller or the Company or any of the Company’s Subsidiaries derives any economic or financial benefit and (C) any Contract to which any Related Party of Seller or the Company or any of the Company’s Subsidiaries is a party from which the Company derives any economic or financial benefit;

(vi)

any employment or consulting Contract, other than Contracts for employment covered in subparagraph (v), that involves an aggregate future or potential liability in excess of $100,000;

(vii)

any Contract that limits, or purports to limit, the ability of the Company or any of its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Buyer, or any of its Subsidiaries) to compete in any line of business or with any Person or in any geographic area or during any period of time, or that restricts the right of the Company and its Subsidiaries (or, following the consummation of the transactions contemplated by this Agreement, would limit the ability of Buyer, or any of its Subsidiaries) to sell to or purchase from any Person or to hire any Person, or that grants the other party or any third person “most favored nation” status or any type of special discount rights;

(viii)

any Contract pursuant to which the Company or any of its Subsidiaries is the lessee or lessor of, or holds, uses, or makes available for use to any Person (other than the Company or a Subsidiary thereof), (A) any real property or (B) any tangible personal property and, in the case of clause (B), that involves an aggregate future or potential liability or receivable, as the case may be, in excess of $250,000;

(ix)

any Contract for the sale or purchase of any real property, tangible personal property or services in an amount in excess of $250,000;

(x)

any Contract providing for indemnification to or from any Person with respect to liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person;

(xi)

any Contract pursuant to which the Company or any of its Subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case that could result in payments in excess of $250,000;

(xii)

(A) any Contract pursuant to which the Company or any of its Subsidiaries grants or is granted a license of any Intellectual Property, other than (1) non-exclusive licenses granted to customers in the ordinary course of business and (2) shrinkwrap, clickwrap, or other similar licenses under which commercially available “off-the-shelf” software is licensed to the Company or any of its Subsidiaries; and (B) any covenant not to sue, co-existence, or other agreement relating to Intellectual Property that is material to the Company’s or any of its Subsidiaries’ businesses;

(xiii)

any joint venture or partnership, merger, asset or stock purchase or divestiture Contract relating to the Company or any of its Subsidiaries;

(xiv)

any collective bargaining agreement or Contract with any labor union or providing for benefits under any Plan;

(xv)

any hedging, futures, options or other derivative Contract;

(xvi)

any Contract for the purchase of any debt or equity security or other ownership interest of any Person, or for the issuance of any debt or equity security or other ownership interest, or the conversion of any obligation, instrument or security into debt or equity securities or other ownership interests of, the Company or any of its Subsidiaries;

(xvii)

any Contract that contains restrictions with respect to the payment of dividends or any other distribution in respect of the Interests or shares of capital stock or equity interests of any Subsidiary of the Company, or for the disposition of any of the Company’s or any Subsidiaries of the Company’s assets or business (whether by merger, sale of stock or equity interests, sale of assets or otherwise);

(xviii)

any Contract under which the Company or any Subsidiary of the Company has agreed or committed to make a capital expenditure or to purchase a capital asset in excess of $250,000, individually by or on behalf of the Company or any Subsidiary of the Company;

(xix)

any Contract with: (A) a sole source supplier, pursuant to which any such supplier provides to the Company equipment, materials or services that are necessary or material for the sale, performance, manufacturing, or support of the Company business; (B) any Person, pursuant to which the Company is obligated to purchase all, or more than 50%, of its requirement for any product, good or service that is material to the Company’s business as currently conducted; and (C) a Major Supplier;

(xx)

any Contract relating to settlement of any administrative or judicial proceedings since March 2, 2011;

(xxi)

any Contract that results in any Person holding a power of attorney from the Company or any of its Subsidiaries that relates to the Company, any of its Subsidiaries or any of their respective businesses; and

(xxii)

any other Contract, whether or not made in the ordinary course of business that (A) involves a future or potential liability or receivable, as the case may be, in excess of $250,000 on an annual basis or in excess of $500,000 over the current Contract term, (B) has a term greater than one year and cannot be cancelled by the Company or a Subsidiary of the Company without penalty or further payment and without more than 30 days’ notice or (C) is material to the business, operations, assets, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole.

(b)

Each Company Material Contract is a legal, valid, binding and enforceable agreement and is in full force and effect (except as such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting or relating to the enforcement of creditors’ rights generally or (ii) is subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law)) and, except as set forth in Section 3.19(b) of the Seller Disclosure Schedules, will continue to be in full force and effect on identical terms immediately following the Closing Date. None of the Company or any of its Subsidiaries or, to the Knowledge of Seller or the Company, any other party, is in breach or violation of, or (with or without notice or lapse of time or both) default under, in any material respect, any Company Material Contract, nor has the Company or any of its Subsidiaries received any claim of any such breach, violation or default. Seller has delivered or made available to Buyer true and complete copies of all Company Material Contracts, including any amendments thereto.

Section 3.20

Affiliate Interests and Transactions.

(a)

Other than as disclosed in Section 3.20(a) of the Seller Disclosure Schedules, to the Knowledge of Seller or the Company, no Related Party of Seller, the Company or any of its Subsidiaries: (i) owns or has owned, directly or indirectly, any equity or other financial or voting interest in any competitor, supplier, licensor, lessor, distributor, independent contractor or customer of the Company or any of its Subsidiaries or their business; (ii) owns or has owned, directly or indirectly, or has or has had any material interest in any property (real or personal, tangible or intangible) that the Company or any of its Subsidiaries uses or has used in or pertaining to the business of the Company or any of its Subsidiaries; (iii) has or has had any business dealings or a financial interest in any transaction with the Company or any of its Subsidiaries or involving any assets or property of the Company or any of its Subsidiaries, other than business dealings or transactions conducted in the ordinary course of business at prevailing market prices and on prevailing market terms; or (iv) is or has been employed by the Company or any of its Subsidiaries.

(b)

Except as set forth in Section 3.20 of the Seller Disclosure Schedules, there are no Contracts by and between the Company or any of its Subsidiaries, on the one hand, and Seller or any Related Party of Seller, on the other hand

(“Intercompany Arrangements”). Subsequent to the Closing, the Company and its Subsidiaries will own or have a valid license to all assets, properties and rights currently used in the conduct or operation of their businesses.

(c)

Except for the First Lien Credit Agreement and Second Lien Credit Agreement, there are no outstanding notes payable to, accounts receivable from or advances by the Company or any of its Subsidiaries to, and neither the Company nor any of its Subsidiaries is otherwise a debtor or creditor of, or has any liability or other obligation of any nature to, any Related Party of Seller, the Company or any of its Subsidiaries. Since December 31, 2012, neither the Company nor any of its Subsidiaries has incurred any obligation or liability to, or entered into or agreed to enter into any transaction with or for the benefit of, any Related Party of Seller, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Ancillary Agreements.

Section 3.21

Insurance. Section 3.21 of the Seller Disclosure Schedules sets forth a true and complete list of all casualty, directors’ and officers’ liability, general liability, product liability and all other types of insurance policies maintained with respect to the Company or any of its Subsidiaries, together with the carriers and liability limits for each such policy. All such policies are in full force and effect and no application therefor included a material misstatement or omission. All premiums with respect thereto have been paid to the extent due. Neither Seller nor the Company has received notice of, nor to the Knowledge of Seller or the Company is there threatened, any cancellation, termination, reduction of coverage or material premium increases with respect to any such policy. No claim currently is pending under any such policy involving an amount in excess of $100,000. Section 3.21 of the Seller Disclosure Schedules identifies which insurance policies are “occurrence” based or “claims made” based and which Person is the policy holder. The types and amounts of coverage provided by such insurance policies are usual and customary in the context of the business and operations in which the Company and its Subsidiaries are engaged. The activities and operations of the Company and its Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

Section 3.22

Certain Payments. Since March 2, 2011, neither the Company nor any of its Subsidiaries (nor, to the Knowledge of Seller or the Company, any of their respective directors, executives, representatives, agents or employees) (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties; or (e) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

Section 3.23

Material Suppliers and Customers. For purposes of this Section 3.23, (a) a “Major Supplier” shall mean any of the 20 largest vendors or other suppliers of goods or services to the Company and its Subsidiaries (as measured by aggregate amounts paid to such vendor or supplier during the 12-month period ended December 31, 2012); and (b) a “Major Customer” shall mean any of the 20 largest customers of the Company and its Subsidiaries, taken as a whole as measured by the aggregate amount paid by such customer to the Company or any Subsidiary of the Company during the 12-month period ended December 31, 2012. Each Major Supplier and Major Customer of the Company are listed on Section 3.23 of the Seller Disclosure Schedules. As of the date hereof, no Major Supplier or Major Customer has given Seller, the Company or any of its Subsidiaries written notice (nor does Seller, the Company or its Subsidiaries have any reason to believe) that it will or intends to terminate, limit or materially reduce its business relations with the Company or any of its Subsidiaries or adversely change in any material respect the terms on which it supplies merchandise to the Company or any of its Subsidiaries, or purchases products or services from the Company or any of its Subsidiaries.

Section 3.24

Inventory. The inventories of the Company and each of its Subsidiaries, whether reflected on the Financial Statements or subsequently acquired, are generally of a quality and quantity usable and/or salable at customary gross margins in the ordinary course of business, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established in accordance with GAAP. The inventories of the Company and its Subsidiaries are reflected on the Financial Statements and in the books and records of the Company and its Subsidiaries in accordance with GAAP applied on a basis consistent with past practice. The inventory is adequate for the conduct of the business of the Company and its Subsidiaries.

Section 3.25

Accounts Receivable. All accounts receivable reflected on the Financial Statements represent or will represent bona fide and valid obligations arising from sales actually made or services actually performed in the ordinary course of business of the Company and its Subsidiaries. To the Knowledge of the Company, all accounts receivable of the Company and each of its Subsidiaries will be current and collectible net of the respective reserves shown on the Financial Statements (which reserves (a) are adequate and calculated consistent with past practice and (b) where established in accordance with GAAP. To the Knowledge of the Company, there is no contest, claim or right of set-off, other than returns in the ordinary course of business, under any Company Material Contract with any obligor of any accounts receivable related to the amount or validity of such accounts receivable, and no bankruptcy, insolvency or similar proceedings have been commenced by or against any such obligor.

Section 3.26

Accounts Payable. All accounts payable and notes payable by the Company and its Subsidiaries to third parties have arisen in the ordinary course of business and no such undisputed account payable or note payable is delinquent more than 90 days in its payment as of the date hereof.

Section 3.27

Brokers. Except for Perella Weinberg Partners, the fees and expenses of which will constitute Transaction Expenses and will be paid by Seller at Closing, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller, the Company or any of its Subsidiaries.

Seller furnished to Buyer a true and complete copy of all agreements between Seller and Perella Weinberg Partners, pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby. Schedule 3.27 of the Seller Disclosure Schedules sets forth an accurate list of (i) all Transaction Expenses that (A) have been paid prior to the Closing and (B) will be paid at the Closing and (ii) all Transaction Expenses that have been incurred, or for which the Company or its Subsidiaries is otherwise obligated to pay, but that will not yet have been paid as of the Closing Date (in the case of this clause (ii), the “Scheduled Post-Closing Transaction Expenses”).

Section 3.28

Exclusivity of Representations. The representations and warranties made by Seller and the Company in this Article III are the exclusive representations and warranties made by Seller and the Company in this Agreement. Each of Seller and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the corresponding sections or subsections of the Disclosure Schedules delivered to Seller on the date of this Agreement (collectively, the “Buyer Disclosure Schedules”) (each of which shall qualify the specifically identified sections or subsections hereof to which such Buyer Disclosure Schedules relate or any other section or subsection hereof to which it is reasonably apparent on its face that such Buyer Disclosure Schedules relate), and except as set forth in Buyer's forms, reports, schedules, statements and other documents required to be filed with or furnished to the Securities Exchange Commission by Buyer since January 1, 2011 (the “Buyer SEC Documents”) (excluding any disclosures set forth in any risk factor section thereof or in any section relating to forward-looking statements and any other disclosures contained or referenced therein relating to the information, factors or risks that are predictive, cautionary or forward looking in nature and only to the extent that the relevance of any disclosed event, item or occurrence in such Buyer SEC Documents to a matter covered by a representation or warranty set forth in this Article IV is reasonably apparent on its face to matters and items which are the subject of such representation or warranty), Buyer represents and warrants to Seller as follows:

Section 4.1

Organization and Qualification .  Buyer (i) is a corporation duly organized, validly existing and in good standing under the Laws of Ohio, (ii) has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted and (iii) is duly qualified or licensed as a foreign limited liability company, corporation or limited partnership to do business, and is in good standing, in each jurisdiction where the character of the properties and assets occupied, owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, in the case of clauses (ii) and (iii), as has not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.2

Authority and Power.  Buyer has the full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which Buyer is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, and the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which it will be a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Buyer are necessary to approve this Agreement, any Ancillary Agreement to which Buyer is a party and the consummation of the transactions contemplated hereunder and thereunder, subject to receipt of Buyer Shareholder Approval. This Agreement has been, and upon their execution each of the Ancillary Agreements to which Buyer will be a party will have been, duly executed and delivered by Buyer and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement constitutes, and upon their execution each of the Ancillary Agreements to which Buyer will be a party will constitute, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Section 4.3

No Conflict; Required Filings and Consents.

(a)

The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which Buyer will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate the articles of incorporation or code of regulations or equivalent organizational documents of Buyer; (ii) conflict with or violate any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected; or (iii) result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, require any consent of or notice to any Person pursuant to, give to others any right of termination, amendment, modification, acceleration or cancellation of, allow the imposition of any fees or penalties, require the offering or making of any payment or redemption, give rise to any increased, guaranteed, accelerated or additional rights or entitlements of any Person or otherwise adversely affect any rights of Buyer under, or result in the creation of any Encumbrance on any property, asset or right of Buyer pursuant to, any note, bond, mortgage, indenture, agreement, lease, license, permit, franchise, instrument, obligation or other Contract to which Buyer or any of its Subsidiaries is a party or by which Buyer or any of its Subsidiaries or any of their respective properties, assets or rights are bound or affected, except, in the case of clauses (ii) and (iii), as has not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

(b)

Buyer is not required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements to which Buyer will be a party or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of Buyer, except for (i) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act and any other applicable state or federal securities, takeover and “blue sky” Laws; (ii) any filings and approvals required under the rules and regulations of the NYSE; and (iii) except as has not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.4

Litigation. There is no Action (or basis therefor) pending or, to the Knowledge of Buyer, threatened against or affecting Buyer or any of its Subsidiaries or any of their respective properties or assets, other than any Action that has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. Neither Buyer nor any of its Subsidiaries nor any of their respective properties or assets is subject to any outstanding judgment, order, injunction, rule or decree of any Governmental Authority that has had or would reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.5

Brokers. No broker, investment banker, financial advisor or other Person, other than Bank of America Merrill Lynch, the fees and expenses of which will be paid by Buyer, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.6

No Other Seller or Company Representations or Warranties.

(a)

Buyer acknowledges that it and its Representatives have received access to such books and records, contracts and other assets of the Company and its Subsidiary which it and its Representatives have desired or required to review. Buyer acknowledges that neither Seller, the Company, the Company’s Subsidiary nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company and its Subsidiary furnished or made available to Buyer and their respective Representatives except as expressly set forth in Article III (which includes the Seller Disclosure Schedules). Without limiting the foregoing, except as expressly set forth in this Agreement or the Ancillary Agreements, Seller, the Company and the Company’s Subsidiary makes no representation or warranty to Buyer with respect to Seller, the Company or its Subsidiaries or their respective Affiliates, business, operations, technology, assets, liabilities, results of operations, financial condition, prospects, projections, budgets, estimates or operational metrics, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement or the Ancillary Agreements and any financial statements and any projections, estimates or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, certain “data rooms” maintained by Seller and the Company, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Buyer or any of its Affiliates, shareholders or Representatives.

Section 4.7

Exclusivity of Representations.  The representations and warranties made by Buyer in this Article IV are the exclusive representations and warranties made by

Buyer in this Agreement. Buyer hereby disclaims any other express or implied representations or warranties with respect to itself.

ARTICLE V
COVENANTS

Section 5.1

Covenants Regarding Information.

(a)

In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company or any of its Subsidiaries after the Closing or for any other reasonable purpose, for a period of six years following the Closing, Seller shall, subject to applicable Law: (i) retain all books, documents, information, data, files and other records of Seller that relate to the Company and its Subsidiaries and their business and operations for periods prior to the Closing and which shall not otherwise have been delivered to Buyer or the Company or its Subsidiaries; (ii) upon reasonable notice, afford Buyer and the Company and its Subsidiaries and their respective Representatives reasonable access (including for inspection and copying, at Buyer’s expense), during normal business hours, to such books, documents, information, data, files and other records, including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving or relating to the Company or any of its Subsidiaries; and (iii) furnish Buyer and the Company and its Subsidiaries and their respective Representatives reasonable assistance (at Buyer’s expense), including access to personnel, in connection with any such claims and other proceedings; provided, that such access shall be granted until the later of six years following the Closing and the expiration date of the applicable statute of limitations with respect to tax matters. Seller shall permit, promptly upon reasonable request, Buyer and the Company and its Subsidiaries and their respective Representatives to use original copies of any such records for purposes of litigation; provided, that such records shall promptly be returned to Seller following such use. During such six year period, Seller shall not destroy any such books and records without providing Buyer with written notice, and providing Buyer with the opportunity to obtain copies of such books and records, at least 60 days prior to the destruction thereof.

(b)

In order to facilitate the resolution of any claims made by or against or incurred by Seller or the Company or any of its Subsidiaries after the Closing or for any other reasonable purpose, for a period of six years following the Closing, subject to applicable Law, Buyer and the Company shall, upon reasonable notice, afford Seller and its Representatives reasonable access (including for inspection and copying, at Seller’s expense), during normal business hours, to all books, documents, information, data, files and other records that relate to the Company and its Subsidiaries and their business and operations that shall not have been delivered by Seller to Buyer, including in connection with claims, proceedings, actions, investigations, audits and other regulatory or legal proceedings involving or relating to the Company or any of its Subsidiaries; provided, that such access shall be granted until the later of six years following the Closing and the expiration date of the applicable statute of limitations with respect to tax matters. Buyer and the Company and its Subsidiaries shall permit, promptly upon reasonable request, Seller and its Representatives to use original copies of any such records for purposes of litigation; provided, that such records shall promptly be returned to Buyer, the Company or such Subsidiary of the Company (as applicable) following such use. During such six year period, Buyer and the Company and its Subsidiaries shall not destroy any such books and records without providing Seller with written notice, and providing Seller with the opportunity to obtain copies of such books and records, at least 60 days prior to the destruction thereof.

Section 5.2

Further Assurances. From time to time after the Closing, and for no further consideration, each of the parties shall, and shall cause its Subsidiaries to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 5.3

Confidentiality.

(a)

For a period of four years following the Closing Date, Seller shall not, and shall cause its controlled Affiliates and direct its other Affiliates and the respective Representatives of Seller and its Affiliates not to, use for its or their own benefit, or divulge or convey to any third party, any Confidential Information (as defined below); provided, however, that Seller or its Affiliates may furnish such portion (and only such portion) of the Confidential Information if: (i) it is requested or required, as advised by legal counsel (which may be in-house counsel), to disclose all or any part of the Confidential Information by or pursuant to applicable Law, the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority or similar judicial or legal process, regulatory agency or stock exchange rule; and, to the extent legally permitted, (ii)(x) to the extent not inconsistent with such request or requirement, it notifies Buyer of the existence, terms and circumstances surrounding such request or requirement and consults with Buyer on the advisability of taking steps available under applicable Law to resist or narrow such request or requirement; and (y) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information. For purposes of this Agreement, “Confidential Information”  (x) with respect to Buyer, consists of all information and data relating to Buyer or its Subsidiaries and the Company or its Subsidiaries or the transactions contemplated hereby and (y) with respect to Seller, consists of all information and data relating solely to Seller and its members  (and not the Company or any of its Subsidiaries) (in either case, other than data or information that (i) is or becomes available to the public other than as a result of a disclosure by Seller or Buyer, as applicable, and its Representatives and Affiliates in breach of this Section 5.3(a) or (ii) becomes lawfully available to Seller or Buyer, as applicable, or any of its Affiliates or the Representatives of Seller or Buyer, as applicable, and its Affiliates from and after the Closing from sources that are not under any confidentiality obligation to Buyer or the Company (in the case of Seller) or Seller (in the case of Buyer) in respect of such data or information).

(b)

For a period of two years following the Closing Date, Buyer shall not, and shall cause its controlled Affiliates and direct its other Affiliates and the respective Representatives of Buyer and its Affiliates not to, use for its or their own benefit, or divulge or convey to any third party, any Confidential Information; provided, however, that Buyer or its Affiliates may furnish such portion (and only such portion) of the Confidential Information if: (i) it is requested or required, as advised by legal counsel (which may be in-house counsel), to disclose all or any part of the Confidential Information by or pursuant to applicable Law, the terms of a subpoena, civil investigative demand or order issued by a Governmental Authority or similar judicial or legal process, regulatory agency or stock exchange rule; and, to the extent legally permitted, (ii)(x) to the extent not inconsistent with such request or requirement, it notifies Seller of the existence, terms and circumstances surrounding such request or requirement and consults with Seller on the advisability of taking steps available under applicable Law to resist or narrow such request or requirement; and (y) it exercises its commercially reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

(c)

Effective as of the Closing, Seller hereby assigns to Buyer all of Seller’s respective rights, title and interest in and to any confidentiality agreements entered into by Seller (or its Affiliates or Representatives) and each Person (other than Buyer and its Affiliates and Representatives) who entered into any such agreement or to whom Confidential Information was provided in connection with a business combination or acquisition involving the Company or its Affiliates. From and after the Closing, Seller will take all actions reasonably requested by Buyer in order to assist in enforcing the rights so assigned.

Section 5.4

Public Announcements. Buyer, on the one hand, and Seller, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The initial press release of the parties announcing the execution of this Agreement shall be a joint press release of Buyer and Seller in a form that is mutually agreed upon.

Section 5.5

Directors’ and Officers’ Indemnification.

(a)

Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by Seller, the Company and its Subsidiaries (as provided in the bylaws, certificate of formation or limited liability company agreement or comparable organizational documents of Seller, the Company or any of its Subsidiaries as in effect as of the date hereof or as provided in any indemnification agreements in effect as of the date hereof) now existing in favor of each Person who is now, or has been at any time prior to the date hereof an officer, director or manager of Seller, the Company or any of its Subsidiaries (each an “Indemnified Party”) shall be assumed by Buyer, without further action, at the Closing and survive the Closing and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

(b)

For six years after the Closing, to the fullest extent permitted under applicable Law, Buyer shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Closing (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to Buyer’s receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that Buyer will not be liable for any settlement effected without Buyer’s prior written consent (which consent shall not be unreasonably withheld or delayed).

(c)

The obligations of Buyer under this Section 5.5 shall survive the Closing and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.5 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.5 applies shall be third-party beneficiaries of this Section 5.5, each of whom may enforce the provisions of this Section 5.5).

(d)

In the event that Buyer, the Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Buyer or the Company, as the case may be, shall assume all of the obligations set forth in this Section 5.5. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled.

Section 5.6

Company Names and Marks.

(a)

Seller hereby acknowledges that all right, title and interest in and to the names “Workflow,” when used as a source identifier for the goods and/or services of the Company, together with all confusingly similar variations thereof and all confusingly similar trademarks, service marks, domain names, trade names, trade dress, corporate names and other identifiers of source containing, incorporating or associated with any of the foregoing (the “Company Names and Marks”) are owned exclusively by Buyer and its Affiliates, and that, any and all right of Sellers to use the Company Names and Marks shall terminate as of the Closing.

(b)

As soon as reasonably practicable after the Closing Date, but in any event no later than five Business Days after the Closing Date, Seller shall take all necessary actions to legally change its corporate name so that it is in compliance with this Section 5.6.

ARTICLE VI
TAX MATTERS

Section 6.1

Tax Returns.

(a)

Buyer shall prepare and timely file, or cause to be prepared and timely filed all Tax Returns of the Company and its Subsidiaries required to be filed after the Closing Date. To the extent that any Tax Returns are to be filed by the Company or any of its Subsidiaries for any taxable period ending on or before the Closing Date, such Tax Returns shall be prepared in a manner consistent with past practice, except as otherwise required by applicable Law. Buyer shall provide Seller with copies of completed drafts of such Tax Returns no later than 30 days prior to the due date for filing thereof (including applicable extensions) for Seller’s review and approval. In the event that the Company or any Subsidiary is treated as a pass-through entity other than a disregarded entity for US federal income tax or for state income tax purpose for any taxable period or portion thereof ending on or prior to the Closing Date, Buyer shall make any revisions to such Tax Returns requested by Seller that relate to the Tax liability of Seller or a direct or indirect owner of an interest in Seller. Except as provided herein, Buyer shall be responsible for all Taxes of the Company and its Subsidiaries due and payable with respect to such Company and Subsidiary Tax Returns.  Notwithstanding the foregoing, and for the avoidance of doubt, (i) Buyer shall not be required to pay or have any liability for any Taxes imposed on a direct or indirect owner of an interest in Seller on a pass-through basis as a result of its ownership of Seller and (ii) Buyer shall not be responsible or liable for or required to pay for any withholding Taxes imposed on the Seller, the Company and its Subsidiaries resulting from the Seller’s, the Company’s or its Subsidiaries’ status as a pass-through entity that relate to income Taxes  of any indirect owner of an interest in Seller (including but not limited to any withholding Taxes due as a result of the non-resident status of a direct or indirect owner of Seller).

(b)

Seller and Buyer shall treat the Closing as a sale by Seller of the assets of the Company for U.S. federal income tax purposes and for all corresponding state income tax purposes. Seller shall prepare or cause to be prepared all Tax Returns of Seller.  Pursuant to Section 6.4 Buyer, the Company and its Subsidiaries shall provide Seller with such information and materials as it needs to prepare such Tax Returns.

(c)

Buyer on the one hand and Seller on the other hand shall each be responsible for 50% of any and all excise, sales, use, stamp, transfer, documentary, filing, recordation, value added Taxes and other similar Taxes and fees, if any, that are actually incurred as a result of the purchase and sale of the Interests, together with any interest, additions or penalties with respect thereto (collectively, “Transfer Taxes”). Buyer and Seller agree to cooperate in the preparation and filing of any Tax Returns with respect to Transfer Taxes..

(d)

Not less than 60 days prior to the due date for the filing of any Tax Return (taking into account applicable extensions) for which the other party or parties have any liability, the filing party shall deliver a copy of such Tax Return to the other party or parties for their review and comment.  The other party or parties shall pay directly to the filing party or parties their portion of the Taxes due thereon (as determined pursuant to this Article VI) no later than five days prior to the due date for the filing of such Tax Return.

Section 6.2

Tax Indemnity.

(a)

Except as set forth herein, from and after the Closing Date, Buyer shall pay and be responsible for and shall indemnify and hold harmless Seller and any direct or indirect owner of an interest in Seller from and against any and all (i) Taxes of the Company and its Subsidiaries and (ii) Taxes of the Seller with respect to any Pre-Closing Tax Period; provided, however, that Seller agrees to reimburse Buyer for the amount of any Taxes of Seller with respect to any Pre-Closing Tax Period paid or borne by Buyer pursuant to this Section 6.2(a) and for the expenses of Sellers for which indemnification is provided in Sections 6.4(a) and 6.5(c),  in a cumulative amount not to exceed $3,000,000.  This obligation of Seller to reimburse Buyer shall terminate upon the earlier of the expiration of the applicable statute of limitation or upon the repayment in full of the Amended and Restated Second Lien Credit Agreement (as defined in the Amendment and Restatement Agreement) and any reimbursement payments made by Seller pursuant to this obligation shall be treated as adjustments to the Purchase Price to the extent permitted by applicable Law.  Notwithstanding the forgoing and for the avoidance of doubt, (i) Buyer shall not be required to pay or have any liability for any Taxes of Seller with respect to a Post-Closing Tax Period or Taxes imposed on a direct or indirect owner of an interest in Seller on a pass-through basis as a result of its ownership of Seller and (iii) Buyer shall not be responsible or liable for or required to indemnify for any withholding Taxes imposed on Seller, the Company and its Subsidiaries resulting from Seller, the Company’s or its Subsidiaries’ status as a pass-through entity that relate to income Taxes of Seller or any indirect owner of an interest in Seller (including but not limited to any withholding Taxes due as a result of the non-resident status of a direct or indirect owner of Seller).  Furthermore, for the avoidance of doubt, Buyer shall not indemnify and shall not be required to pay for any Taxes imposed on a direct or indirect owner of an interest in Seller on a pass through basis as a result of its ownership of Seller.

(b)

Seller shall indemnify and hold harmless Buyer, the Company and its Subsidiaries for any (i) Taxes of the Seller with respect to a Post-Closing Tax Period and (ii) withholding of Taxes imposed on the Company and its Subsidiaries resulting from the Company’s or its Subsidiaries’ status as a pass-through entity that relate to income Taxes of Seller or any indirect owner of an interest in Seller (including but not limited to any withholding Taxes due as a result of the non-resident status of a direct or indirect owner of Seller).

(c)

For purposes of this Article VI, in determining whether a Tax Return filing obligation or any Tax liability imposed by a Governmental Authority with respect to any specific type of Tax is an obligation or liability of Seller on the one hand, or the Company and its Subsidiaries on the other hand, the Tax Returns shall be filed and Tax liabilities shall be determined in accordance with past practice of Seller, the Company or the Subsidiary, as the case may be. For the avoidance of doubt, such past practice has been that all non income taxes imposed as a result of the operations and assets of the Company and its subsidiaries (e.g., sales and use, employment and property taxes) have been filed and paid by the Company and its Subsidiaries.

Section 6.3

Tax Allocation. For purposes of this Article VI, Taxes of a Straddle Period shall be apportioned between the taxable periods or portions thereof ending on or prior to the Closing Date (the “Pre-Closing Tax Period”), on the one hand, and the taxable periods or portions thereof beginning after the Closing Date (the “Post-Closing Tax Period”), on the other hand.  The amount of any Taxes based on or measured by income, gain, or receipts or other similar items shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period on a closing-of-the-books basis.  The amount of other Taxes shall be allocated between the Pre-Closing Tax Period and the Post-Closing Tax Period as follows: (i) in the case of any Tax imposed in respect of property and that applies ratably to a Straddle Period, the amount of any such Tax allocable to a portion of the Straddle Period shall be the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the total number of days in such portion of such Straddle Period and the denominator of which is the total number of days in such Straddle Period and (ii) in the case of sales, valued-added, withholding and similar transaction-based Taxes (other than Transfer Taxes) such Taxes shall be allocated to the portion of the Straddle Period in which the relevant transaction occurred.

Section 6.4

Tax Cooperation.

(a)

Buyer shall prepare or cause to be prepared drafts of all Tax Returns of Seller for all taxable periods ending on, prior to or including the Closing Date.  Such Tax Returns shall be prepared in a manner consistent with past practice and Buyer shall cooperate and consult with Seller in connection with the preparation of such Tax Returns.  Seller shall provide information to Buyer with respect to any activities or operations of Seller (if any) with respect to portions of periods beginning on or after the Closing Date. Such drafts shall be delivered to Seller no less than sixty days prior to the due date of such Tax Returns.  Buyer shall provide such additional information, calculations and material as shall be reasonably requested in connection with such Tax Returns and shall cooperate and assist Seller as necessary for Seller and Seller’s accountants to finalize such draft Tax Returns.  Buyer shall prepare such Tax Returns using its internal tax personnel and Seller shall hire any outside accountants required to finalize such Tax Returns. Sellers shall be liable for and shall indemnify Buyer and its Affiliates (including the Company and its Subsidiaries)in accordance with and subject to the limitations set forth in Section 6.1(a), for all costs incurred by such outside accountants and for any reasonable third-party costs incurred by Buyer in connection with Buyer’s obligations under this Section 6.4(a).   Notwithstanding anything contained herein, Seller will be responsible for the information contained in the final Tax Returns, and Buyer shall have no liability for or any indemnification obligation to Seller or Seller’s direct or indirect owners with respect to such Tax Returns except for fraud, willful misconduct and gross negligence; provided that Buyer shall be liable for indemnification of Taxes of the Seller for Pre-Closing Periods pursuant to Section 6.2.

(b)

After the Closing Date, Seller, Buyer and their respective Affiliates shall cooperate, and shall cause their respective affiliates, officers, employees, agents,

auditors and representatives to cooperate as reasonably requested, in connection with the preparation and filing of all Tax Returns prepared and filed pursuant to this Article VI and with respect to any Tax Claim. The Company shall retain all Tax records related to the operations of the Company and Tax Returns completed by Seller. Buyer and Seller recognize that Seller may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Company to the extent such records and information pertain to events occurring on or before the Closing Date; therefore, Buyer agrees that from and after the Closing Date, Buyer shall, and shall cause the Company, its affiliates and successors to (1) retain and maintain such records and information until one year after the expiration of the applicable statute of limitations and (2) allow Seller (and agents and representatives of Seller) to inspect, review and make copies of such records and information as Seller or any agent and representative of Seller may deem necessary or appropriate from time to time, provided that Seller or Seller Representative shall reimburse Buyer for all out of pocket costs in connection therewith. Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

Section 6.5

Tax Claims.

(a)

If notice of any Action with respect to Tax Returns or Taxes of the Seller, the Company or any Subsidiary is received by Buyer or an Affiliate that may give rise to a liability for Taxes upon, or be reflected on the Tax Returns of, Seller or any direct or indirect owner of an interest in Seller (a “Tax Claim”), the notified party shall, as soon as reasonably practicable, notify Seller in writing of such Tax Claim. If Seller or any Affiliate of Seller receives a Tax Claim the notified party shall, as soon as reasonably practicable, notify Buyer in writing of such Company Tax Claim. Notwithstanding the foregoing, the failure to give such notice shall not relieve any party of its obligations under this Article VI, except to the extent that the other Party is prejudiced by such failure.

(b)

Buyer shall represent the interest of the Seller and Company and its Subsidiaries in any Tax Claim; provided that with respect to any Tax Claim that relates to the liability for Taxes upon the Seller or any direct or indirect owner of an interest in Seller or for which Seller or the owners of a direct or indirect interest in Seller could reasonably expect to be liable, (I) Seller may participate at its own expense in all aspects of such Company Tax Claim and (II) Buyer (a) shall keep Seller informed with respect to such Company Tax Claim; (b) shall provide Seller with copies of material correspondence, notices and other written materials related to such Company Tax Claim received from any Governmental Authority and shall keep Seller informed on significant developments; and (c) Buyer shall not settle such Company Tax Claim without the consent of Seller (such consent not to be unreasonably withheld, delayed or conditioned).   Notwithstanding the forgoing, (x) with respect to a Tax Claim that relates solely to Seller or any direct or indirect owner of an interest in Seller and for which only any direct or indirect owners of an interest in Seller is liable on a pass through basis, Seller shall be permitted at its option to represent the interest of Seller and the direct or indirect owner of an interest in Seller provided that Buyer may participate at its own expense in all aspects of such Tax Claim and Seller (a) shall keep Buyer informed with respect to such Tax Claim; and (b) shall provide Buyer with copies of all correspondence, notices and other written materials related to such Tax Claim received from any Governmental Authority and shall keep Buyer informed on significant developments and (c)  Seller shall not settle such Tax Claim without notification of and consultation with  Buyer  and (y) with respect to a Tax Claim that relates to Seller or any direct or indirect owner of an interest in Seller and for which both any direct or indirect owners of an interest in Seller is liable on a pass through basis and the Company or Seller is liable on an entity basis, Seller shall be permitted at its option to represent the interest of Seller and the direct or indirect owner of an interest in Seller at its own expense in all aspects of such Tax Claim,  provided that Buyer may take control at its own expense of all aspects of such Tax Claim that relate to entity level Taxes, and each Party (a) shall keep the other Party informed with respect to such Tax Claim; and (b) shall provide the other Party with copies of all correspondence, notices and other written materials related to such Tax Claim received from any Governmental Authority and shall keep the other Party informed on significant developments and (c) neither party shall  settle such Tax Claim without consent of the other Party (such consent not to be unreasonably withheld).

(c)

With respect to any Tax Claim involving Seller, Buyer and Seller shall (i) cooperate with each other in all aspects of such Tax Claim and (ii) make all records and other materials of the Seller, the Company and its Subsidiaries relating to such claim available to each other.  Buyer shall, at Seller’s, request and to the extent it does not conflict with Buyer’s reasonable position with respect to such Tax Claim, make such records available to the applicable Governmental Authority and communicate with the applicable Governmental Authority on behalf of Seller regarding positions taken on the Tax Returns at issue.  In accordance with and subject to the limitations set forth in Section 6.1(a), Seller shall indemnify and hold Buyer and its Affiliates (including the Company and its Subsidiaries) harmless from any third-party costs associated with the performance of its obligations under this Section 6.5(c) that relate to Tax Returns of  Seller.

Section 6.6

Article VI Survival.  Seller shall not be liquidated or dissolved prior to December 31, 2014 and shall not take any action or engage in any business activity Post-Closing other than actions and activity related to the Interests, this Agreement any other agreements between the parties.  The responsibilities of the Parties pursuant to this Article VI shall survive the Closing and shall survive the liquidation or dissolution of Seller. In the event of the liquidation or dissolution of Seller, SPCP Group LLC, the tax matters partner of Seller, shall be permitted to act on account of the interests of the members of Seller and shall be responsible for any consent and notification provisions under Article VI.  In no event shall Buyer, the Company or its Subsidiaries be liable to Seller or its direct, or indirect owners for any action taken or not taken at the request of or with the approval of SPCP Group LLC after the liquidation of Seller.

ARTICLE VII
CLOSING DELIVERABLES

Section 7.1

Closing Deliverable of Buyer. At the Closing, Buyer shall deliver, or cause to be delivered, the Purchase Price; provided, that Seller may, in its sole discretion, waive in writing the receipt by Seller of the Purchase Price.

Section 7.2

Closing Deliverables of Seller. At the Closing, Seller shall deliver, or cause to be delivered, the following deliverables to Buyer or, in the case of Section 7.2(c), the Company; provided, that Buyer may, in its sole discretion, waive in writing the receipt by Buyer or the Company, as applicable, of any one or more of such deliverables:

(a)

Interest Certificate. A certificate representing the Interests, duly endorsed in blank or accompanied by unit powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

(b)

Resignations. Letters of resignation, reasonably satisfactory to Buyer and dated as of the Closing Date, executed by each director of each Subsidiary of the Company, and to the extent reasonably requested by Buyer, executed by each officer of the Company or any Subsidiary of the Company.

(c)

Seller Release. A general release and discharge executed by Seller, for the benefit of the Company and each of its Subsidiaries and in form and substance reasonably satisfactory to Buyer, releasing and discharging the Company and each of its Subsidiaries from any and all obligations to pay or indemnify Seller, guarantee or secure its obligations or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Closing other than pursuant to Section 6.2.

(d)

Intercompany Arrangements. Evidence, in form and substance reasonably satisfactory to Buyer, that all Intercompany Arrangements, including those set forth on Section 3.20 of the Seller Disclosure Schedules, shall have been terminated without any further liabilities or obligations.

(e)

Indebtedness. Evidence, in form and substance reasonably satisfactory to Buyer, that all Indebtedness, including that set forth on Section 3.8(b) of the Seller Disclosure Schedules, has been repaid, discharged and extinguished in full, including payoff letters, duly executed by each holder of Indebtedness, for all Indebtedness for which a payoff letter is customarily obtained (other than the First Lien Credit Agreement and the Second Lien Credit Agreement) pursuant to which such holder shall, inter alia, agree that: (i) all outstanding obligations of the Company and its Subsidiaries arising under or related to the applicable Indebtedness shall be repaid, discharged and extinguished in full; (ii) all Encumbrances in connection therewith shall be released; (iii) the holder shall take all actions reasonably requested by Buyer to evidence and record such discharge and release as promptly as practicable; and (iv) the holder shall return to the Company all instruments evidencing the applicable Indebtedness (including all notes) and all collateral securing the applicable Indebtedness.

(f)

Tax Certificate. A certificate of Seller certifying that Seller is not a foreign person, which certificate complies with the requirements of Section 1445 of the Code.

(g)

Closing Cash. Documentation, in form and substance reasonably satisfactory to Buyer, evidencing Closing Cash in an aggregate amount equal to the sum of (i) the Escrow Amount, to the extent such amount has not been delivered pursuant to Section 7.2(i), plus (ii) all Intercompany Arrangements, if any, plus (iii) all Indebtedness (other than Indebtedness under the First Lien Credit Agreement or the Second Lien Credit Agreement), if any, plus (iv) the aggregate amount of  Scheduled Post-Closing Transaction Expenses.

(h)

Transferred Permits. Documentation, in form and substance reasonably satisfactory to Buyer, pursuant to which Seller shall have duly and validly transferred or cause to be transferred to the Company, without any consideration, all Permits that are held in the name of Seller or any of its Affiliates (other than the Company or any of its Subsidiaries) on behalf of the Company or any of its Subsidiaries and used in connection with the business of the Company and its Subsidiaries.

(i)

Escrow Amount. The Escrow Amount to an account designated by the Escrow Agent (as defined in the Amendment and Restatement Agreement) pursuant to the Escrow Agreement (as defined in the Amendment and Restatement Agreement) by wire transfer of same day funds.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1

Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment to this Agreement duly executed and delivered by each party.

Section 8.2

Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Any agreement on the part of either party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

Section 8.3

Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business

Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)

if to Seller or, prior to the Closing, the Company, to:

c/o Silver Point Capital, L.P.
Two Greenwich Plaza, 1st Floor

Greenwich, Connecticut 06830
Attention (Facsimile): Anthony DiNello ((203) 542-4312)
Attention (Facsimile): Taylor Montague ((203) 542-4311)

Attention (Facsimile): Brad Tobin ((203) 542-4536)

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Christopher Ewan

                  David L. Shaw
Facsimile: (212) 859-4000

(ii)

if to Buyer or, subsequent to the Closing, the Company, to:

The Standard Register Company

600 Albany Street

Dayton, Ohio 45417

Attention: General Counsel
Facsimile: (937) 271-7485

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue

New York, New York 10166

Attention: Barbara L. Becker
Facsimile: (212) 351-6202

Section 8.4

Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule, such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule, but not otherwise defined therein, shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. All references to “dollars” or “$” or “US$” in this Agreement or any Ancillary Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement and any Ancillary Agreement. Each of Buyer and Seller acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 8.5

Entire Agreement. This Agreement (including the Exhibits and Schedules), the Amendment and Restatement Agreement, the Shareholders Agreement (as defined in the Amendment and Restatement Agreement), the Registration Rights Agreement (as defined in the Amendment and Restatement Agreement), the Escrow Agreement (as defined in the Amendment and Restatement Agreement), the Warrant Agreements (as defined in the Amendment and Restatement Agreement), the Amended and Restated Credit Agreements (as defined in the Amendment and Restatement Agreement) and the other Ancillary Agreements constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 8.6

No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 8.7

Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law).

Section 8.8

Jurisdiction; WAIVER OF JURY TRIAL. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in

The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the parties further agrees that notice as provided in Section 8.3 shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.9

Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.10

Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.11

Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 8.12

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party (including by facsimile or email delivery of pdf).

Section 8.13

Survival of Representations and Warranties.

None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing.  For the avoidance of doubt, this Section 8.13 shall not in any way inhibit any of the parties to this Agreement from obtaining any remedies such parties may have against any insurer under the representation and warranty insurance policy described in the Amendment and Restatement Agreement for any breach of the representations and warranties in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date above first written.

The Standard Register Company

By: /s/ Joseph P. Morgan
 Name: Joseph P. Morgan
Title: President & CEO

WorkflowOne LLC

By: /s/ Thomas J. Koenig
 Name: Thomas J. Koenig
Title: Vice President and Chief Financial Officer

Workflow Holdings, LLC

By: /s/ Thomas J. Koenig
 Name: Thomas J. Koenig
Title: Vice President and Chief Financial Officer